UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 5, 2009 (the “Effective Date”), WellCare Health Plans, Inc. and its subsidiaries and affiliates (collectively referred to as “we,” “our,” “us” or the “Company”) entered into a Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Middle District of Florida (the “USAO”) and the Florida Attorney General’s Office.  The DPA has resolved previously disclosed investigations by the USAO and the Florida Attorney General’s Office.

Pursuant to the DPA, the USAO filed a one-count criminal Information in the United States District Court for the Middle District of Florida, Tampa Division (the “Court”), charging us with conspiracy to commit health care fraud against the Florida Medicaid Program in connection with reporting of expenditures under certain community behavioral health contracts, and against the Florida Healthy Kids programs, under certain contracts, in violation of 18 U.S.C. Section 1349.  The USAO will recommend to the Court that the prosecution of the Company be deferred during the duration of the DPA.  If we have complied with the DPA, within five (5) days of its expiration, the USAO will seek dismissal with prejudice of the Information.

In accordance with the DPA, the USAO also will file a statement of facts relating to this matter, and we have agreed to retain, at our expense, an outside independent monitor (the “Monitor”) to be selected by the USAO after consultation with the Company.  The Monitor will serve for a period of eighteen months, during which time the Monitor will, among other things, review our compliance with the DPA and all applicable federal and state health care laws, regulations and programs, and review, evaluate and as necessary make written recommendations concerning certain of our policies and procedures.

The term of the DPA is thirty-six (36) months, but after eighteen (18) months have elapsed from the Effective Date, such term may be reduced by the USAO to twenty-four (24) months upon consideration of certain factors set forth in the DPA, including our continued remedial actions and compliance with all federal and state health care laws and regulations.

Pursuant to the terms of the DPA, we agreed to pay to the USAO a total of $80.0 million, comprised of (a) $35.2 million that we previously paid to the USAO in August 2008, (b) a payment of $25.0 million to be made within five business days of the Effective Date and (c) a payment of $19.8 million with accumulated interest at an annual rate of 0.40% (interest to accrue from the Effective Date until payment in full has been made) to be made no later than December 31, 2009.  In addition, we agreed to continue to undertake remedial measures to ensure full compliance with all federal and state health care laws.

We are engaged in resolution discussions as to matters under review with the Civil Division of the United States Department of Justice (the “Civil Division”), the Office of Inspector General of the U.S. Department of Health and Human Services (the “OIG”) and the U.S. Securities and Exchange Commission (the “SEC”).  The resolution with the USAO discussed above does not operate, nor should it be construed, as a concession that we are entitled to any limitation of our potential administrative or civil liability, and we cannot provide any assurances regarding the timing, terms and conditions of a final resolution of pending civil or administrative matters with the Civil Division, the OIG or the SEC.

The foregoing description of the DPA is not complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K, including statements related to the resolution of previously disclosed investigations by the USAO and the Florida Attorney General’s Office described in this Current Report on Form 8-K, including the terms of the Deferred Prosecution Agreement and the ongoing resolution discussions as to matters under review with the Civil Division, the OIG and the SEC, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including that the USAO will seek dismissal with prejudice of the Information within five (5) days of the expiration of the DPA, that the term of the DPA will not be reduced by the USAO, that compliance with the terms of the DPA will be costly and divert the attention of management away from the operation of our business and other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2008 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1

Deferred Prosecution Agreement entered into May 5, 2009 among WellCare Health Plans, Inc., certain subsidiaries and affiliates of WellCare Health Plans, Inc., the United States Attorney’s Office for the Middle District of Florida and the Florida Attorney General’s Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: May 5, 2009	/s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Deferred Prosecution Agreement entered into May 5, 2009 among WellCare Health Plans, Inc., certain subsidiaries and affiliates of WellCare Health Plans, Inc., the United States Attorney’s Office for the Middle District of Florida and the Florida Attorney General’s Office.